UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2025

VENUS CONCEPT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (877) 848-8430

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	VERO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

MSLP Consent Agreement

On April 30, 2025,  Venus Concept Inc. (the “Company”), Venus Concept USA, Inc., a wholly-owned subsidiary of the Company (“Venus USA” or “Borrower”), Venus Concept Canada Corp., a wholly-owned Canadian subsidiary of the Company (“Venus Canada”), and Venus Concept Ltd., a wholly-owned Israeli subsidiary of the Company (“Venus Israel” and together with the Company, Venus USA and Venus Canada, the “Loan Parties”), entered into an Consent Agreement with Madryn Health Partners, LP (“Madryn”) and Madryn Health Partners (Cayman Master), LP (“Madryn Cayman,” and together with Madryn, the “Lenders” or the “Holders”) (the “Consent Agreement”).

The Consent Agreement granted relief under the Loan and Security Agreement (Main Street Priority Loan), dated December 8, 2020, among the Lenders, as lenders, and Venus USA, as borrower (the “MSLP Loan Agreement”), such that (i) certain minimum liquidity requirements under the MSLP Loan Agreement are waived through May 31, 2025, and (ii) permit Venus USA to apply the May 8, 2025 cash interest payment due under each Note (as defined in the Consent Agreement) to the respective outstanding principal balance of each Note.

The foregoing description of the Consent Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consent Agreement, a copy of which is filed hereto as Exhibit 10.1.

Fourteenth Bridge Loan Amendment

On April 30, 2025, the Loan Parties entered into a Fourteenth Bridge Loan Amendment Agreement with the Lenders (the “Fourteenth Bridge Loan Amendment”). The Fourteenth Bridge Loan Amendment amended that certain Loan and Security Agreement, dated April 23, 2024, among Venus USA, as borrower, the Company, Venus Canada and Venus Israel, as guarantors, and the Lenders, as lenders (as amended from time to time, the “Bridge Loan”), to extend the maturity date of the Bridge Loan from April 30, 2025 to May 31, 2025.

The foregoing description of the Fourteenth Bridge Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourteenth Bridge Loan Amendment, a copy of which is filed hereto as Exhibit 10.2.

Note Consent Agreement

On April 30, 2025, the Loan Parties entered into a Consent Agreement with and Lenders (the “Note Consent Agreement).  The Note Consent Agreement granted relief under those certain secured subordinated convertible notes issued by the Company in favor of the Lenders, dated March 31, 2025 (the “2025 Notes”), such that certain minimum liquidity requirements under 2025 Notes are waived through May 31, 2025.

The foregoing description of the Note Consent Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Consent Agreement, a copy of which is filed hereto as Exhibit 10.3.

Item 5.03	Amendment to Articles of Incorporation of Company or Bylaws; Change in Fiscal Year.

Amendment to Senior Preferred Stock Certificate of Designations

On April 30, 2025, the Company filed a Certificate of Amendment with the Secretary of State of the State of Delaware (the “Certificate of Amendment”), thereby amending the Certificate of Designations with respect to the Company’s Senior Convertible Preferred Stock (“Senior Preferred Stock”), as filed with the Secretary of State of the State of Delaware on May 15, 2023 and as amended by that certain Certificate of Amendment filed with the Secretary of State of the State of Delaware on June 22, 2023 (the “Certificate of Designations”). The Certificate of Amendment became effective upon filing.

The Certificate of Amendment amends the Certificate of Designations to clarify that the voting rights of the Senior Preferred Stock adjusted proportionately in connection with the 11-for-1 reverse stock split that the Company consummated on March 3, 2025. No other changes were made to the Certificate of Designations, as in effect immediately prior to the approval and adoption of the Certificate of Amendment.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Designations of Senior Convertible Preferred Stock, dated April 30, 2025.

10.1
Consent Agreement, dated April 30, 2025, by and among Venus Concept Inc., Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP

10.2
Fourteenth Amendment to Bridge Loan Agreement, dated April 30, 2025, by and among Venus Concept USA, Inc., Venus Concept Inc., Venus Concept Canada Corp., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP

10.3
Consent Agreement, dated April 30, 2025, by and among Venus Concept Inc., Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENUS CONCEPT INC.

Date: May 2, 2025	By:	/s/ Domenic Della Penna
Domenic Della Penna
Chief Financial Officer